} Univest Insider Trading Policy TABLE OF CONTENTS I. Policy Introduction 1 II. General Policy Statement 1 III. Policy Guidelines 2 Prohibited Trading 2 Transactions Under Univest’s Corporate Plans 4 Speculative or Short-Term Transactions 5 Form 8-K Disclosures 5 Post-Termination Transactions 5 Review of Policy 5 Definitions 5 IV. Section 16 Reporting Requirements for Directors 7 and Designated Executive Officers Preparation and Filing 8 Trading Plans 8 Pre-Clearance Procedures 8 V. Insider Trading Policy Certification 10 Exhibit 19

1 Univest Insider Trading Policy I. Policy Introduction The purchase or sale of Univest Financial Corporation (“Univest” or the “Corporation”) securities while aware of material non-public information, or the disclosure of material, non-public information to others who then trade in Univest’s securities, is prohibited by federal securities laws. Insider trading policies are created not only to help prevent individual insider trading, but to protect both individuals and Univest from liability for any insider trading that might occur. Regulation FD mandates that companies not selectively disclose material, non-public information. In addition, the Sarbanes-Oxley Act of 2002 requires Univest to prohibit all purchases, sales or transfers of Univest securities by directors, officers, or employees during a pension fund blackout period, typically occurring when there is a change in the retirement plan’s trustee, record keeper or investment manager. This Insider Trading Policy is designed to help directors, officers and employees avoid the severe consequences of violating insider trading laws and to prevent even the appearance of impropriety subjecting Univest to risk by challenging its established reputation of integrity and ethical conduct. Potential penalties for violations of insider trading laws include disgorgement of profits, imprisonment, civil and criminal fines, adverse publicity and embarrassment to the individuals involved and to Univest. II. General Policy Statement It is the policy of Univest that all directors, officers and employees of Univest adhere to the guidelines set forth in this Insider Trading Policy and not trade in Univest’s securities when they are aware of material non-public information related to Univest. This restriction also applies to Family Members. Passing material non-public information along to others is considered “tipping” and is also prohibited. This prohibition on trading will be in effect until the material, non-public information becomes public (disclosed broadly to the marketplace) or is no longer material. In addition to the restrictions on insider trading, this Insider Trading Policy outlines certain other reporting requirements, including within periodic reports, and under Section 16 of the Securities Exchange Act of 1934, and pre-clearance procedures imposed on directors, specified officers, and 10% holders of Univest securities. All directors, officers and employees are required to be familiar with the contents of this Insider Trading Policy and to comply with its requirements. The objective of this Insider Trading Policy is to protect Univest, its directors and employees from securities law violations. Employees are encouraged to ask questions and seek clarification of any matters set forth in this Insider Trading Policy by contacting the Corporate Secretary or the Chief Financial Officer. Violations of this Insider Trading Policy should be reported immediately to these same people; a full report will then be made to the Board of Directors when practicable. This Insider Trading Policy is in addition to Univest’s Code of Conduct.

2 III. Policy Guidelines Prohibited Trading Employees of the Corporation, with the exception of “designated executive officers,” “other executive vice presidents” and “certain other employees,” each as identified below, are not subject to the “Quarterly Blackout Periods” as discussed below and may buy and sell Univest securities any time without pre- clearance, provided they are not aware of any material non-public information as outlined in this Insider Trading Policy. All employees must observe the “401(k) Plan Blackout.” Directors and Designated Executive Officers are subject to the trading restrictions included in this Insider Trading Policy and the Section 16 reporting requirements. “Designated Executive Officers” include any officer designated by the Board of Directors as a Section 16 insider (See Exhibit A for list of Section 16 Insiders). Other Executive Vice Presidents, as well as all Heads of Business Lines (i.e., market presidents, etc.), who are neither Section 16 reporting officers nor Designated Executive Officers, are subject to the trading restrictions included in this Insider Trading Policy; however, they are not subject to the Section 16 reporting requirements and are not required to pre-clear trades. Certain Other Employees of the Corporation, including finance and accounting department employees, and certain other persons designated by the Corporate Secretary or the Chief Financial Officer, are also restricted from trading Univest securities during any blackout period described below. However, they are not subject to the Section 16 reporting requirements and are not required to pre-clear trades. ●Trading During a Blackout Period: Quarterly Blackout Periods – All directors and Designated Executive Officers, as well as all executive vice presidents, finance and accounting department employees and heads of business lines (i.e., market presidents, etc.), are prohibited from trading in Univest securities during the period that the Corporation’s quarterly financial results are being finalized until those results have been announced and fully absorbed by the market. This period lasts from the 20th calendar day of the last month of a quarter/year until one full trading day after the release of financial information to the general public via a press release or other public filing. The quarterly earnings release will be released after the regular Board of Directors meeting on the fourth Wednesday of the month following the quarter end. Trading may resume on the second full trading day after the announcement of Univest’s financial performance (i.e. Friday). Event-Specific Blackout Periods – From time to time, other types of material non-public information regarding the Corporation (such as negotiation of mergers, or material acquisitions or dispositions) may be pending and not yet be publicly disclosed. While such material non-public information is pending, the Corporation may impose special blackout periods during which directors and certain officers and employees are prohibited from trading in the Corporation’s securities. If the Corporation imposes a special blackout period, it will notify the directors and those officers and employees affected. 401(k) Plan Blackout Period – Participants in Univest’s 40l(k) Plan are prohibited from trading Univest’s securities held for their account in the Plan during a pension plan blackout period. A pension fund blackout period exists whenever 50% or more of the plan participants are unable to conduct

3 transactions in their accounts for more than three consecutive days. This generally occurs when there is a change in the plan’s trustee, record keeper or investment manager. Employees will be notified when such blackouts occur. Any profits realized on a trade during a pension plan blackout period are recoverable by the Corporation, whether or not there is a “matching transaction” – in contrast to the “short swing” trading identified below. Each of the Corporate Secretary and the Chief Financial Officer is empowered to modify the length of any blackout period by giving notice to the affected persons. ●Additional Trading Restrictions: • Trading on Material, Non-Public Information – No director, officer or employee may trade in Univest securities if they are aware of any material, non-public information about Univest, its affiliates or subsidiaries. No director, officer or employee may have others trade on their behalf while in possession of material, non-public information. No director, officer or employee may trade in the securities of any other company when aware of any material, non-public information about that company. Certain Univest officers, directors and employees may become aware of acquisitions, mergers, or other important information about companies as a result of their position with Univest. • Tipping – No director, officer or employee may provide material, non-public information (tipping) to anyone, including Family Members and friends or other acquaintances. • Short-Swing Profits – Any combination of a purchase and sale or sale and purchase of Univest’s securities within six months of each other results in a violation of Section 16(b) of the Securities Exchange Act and requires the “profit” to be recovered by the Corporation. The highest priced sale will be matched with the lowest priced purchase. Thus, it is possible under this method to compute a “profit” from trading during a six-month period when, in fact, the individual has sustained overall economic losses from trading in the Corporation’s equity securities. • Margin Accounts and Pledging – Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan are subject to foreclosure if the borrower defaults on the loan. Because a margin sale or a foreclosure sale may occur at a time when a director, officer or employee is aware of material, non-public information or otherwise not permitted to trade in Univest securities, directors, officers and employees are prohibited from holding Univest securities in a margin account, borrowing against any account where Univest securities are held or pledging Univest securities as collateral for a loan unless the Corporate Secretary or Chief Financial Officer is contacted to verify the loan repayment will not involve disposing of the pledged securities. • Selling Short – No Insider may at any time sell short Corporation stock or otherwise sell any equity securities of the Corporation that they do not own, except in the case of the cashless exercise of a stock option. Generally, a short sale means any transaction whereby one may benefit from a decline in the Corporation’s stock price. • Options – No Insider may at any time buy or sell options on Corporation securities (so called “puts” and “calls”) except in accordance with a program approved by the Corporation’s Board of

4 Directors or a trade cleared by the Corporate Secretary of Chief Financial Officer. This restriction does not apply to the exercise of employee or director stock options. • Hedging Transactions – Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit an employee to continue to own Corporation securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, an insider may no longer have the same objectives as the Corporation’s other shareholders. Therefore, directors, officers or employees are prohibited from engaging in any such transactions. • Standing and Limit Orders – Standing and limit orders (except as set forth in the below section entitled “Trading Plans”) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker and, as a result, the broker could execute a transaction when an employee is in possession of material, non-public information. The Corporation, therefore, discourages placing standing or limit orders on Corporation securities. Any such standing order or limit order by a director, officer or employee should be short duration and should otherwise comply with the restrictions and procedures outlined in this Insider Trading Policy. Transactions Under Univest’s Corporate Plans • Stock Option Exercises – This Insider Trading Policy does not apply to the exercise of a stock option, or to an election to have Univest withhold shares obtained through the exercise of an option to satisfy tax withholding requirements. It does apply, however, to the sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. • Employee Stock Purchase Plan – This Insider Trading Policy does not apply to purchases of Univest stock in the employee stock purchase plan resulting from periodic contributions to the plan pursuant to an election made at the time of enrollment in the plan. This Insider Trading Policy does apply to the employee’s subsequent election to participate in the plan or changes to a previous election for any enrollment period, and to sales of Univest stock purchased pursuant to the plan. • Dividend Reinvestment Plan – This Insider Trading Policy does not apply to the purchase of Univest stock resulting from the reinvestment of dividends. This Insider Trading Policy does apply, however, to voluntary purchases of Univest stock resulting from additional contributions made pursuant to the plan, and to the election to participate in the plan or any increase or decrease in the level of participation in the plan. This Insider Trading Policy also does apply to the sale of any Univest stock purchased pursuant to the plan. • 401(k) Plan – This Insider Trading Policy does not apply to the purchase of Univest stock in the 401(k) Plan resulting from a periodic contribution of money to the plan pursuant to a payroll deduction election. It does apply, however, to certain elections made under the plan, including an election to increase or decrease the percentage of the periodic contributions that will be allocated to the Univest stock fund, an election to make an intra-plan transfer of an existing account balance into or out of the Univest stock fund, an election to borrow money against a 401(k) Plan account if the loan will result in a liquidation of some or all of the Univest stock fund balance or an election

5 to pre-pay a plan loan if the prepayment will result in allocation of loan proceeds to the Univest stock fund. • Restricted Stock Unit (“RSUs”) – This Insider Trading Policy does not apply to vesting of previously granted RSUs. Additionally, this Insider Trading Policy does not apply to an election to have Univest withhold shares to satisfy tax withholding requirements in conjunction with the vesting of RSUs. Speculative or Short-Term Transactions It is recommended that directors, officers and employees of Univest not engage in short-term or speculative transactions in Univest securities. Release of Material Non-Public Information Univest may on occasion issue interim earnings guidance or other potentially material information by means of a press release, SEC filing on Form 8-K, or other means to widely disseminate such information. Trades are unlikely to be pre-cleared while the information is being assembled to be released and until after the market has fully absorbed the information. Post-Termination Transactions This Insider Trading Policy continues to apply to transactions in Univest securities after termination of employment if the person remains in possession of material, non-public information at that time. Review of Policy At least annually, the Insider Trading Policy will be reviewed and approved by the Board of Directors. Definitions Beneficial Owner – This Insider Trading Policy applies to any Univest securities “beneficially owned” by a Univest employee, director or officer. A “beneficial owner” includes any person who, directly or indirectly, has or shares direct or indirect interest in Univest’s securities, including the right or power to vote or control the voting of the securities, the right or power to transfer or control the transfer of the securities, the right or power to receive income from the securities or control the disposition of the income, or the right or power to receive or control the disposition of proceeds in a liquidation. Securities held by a spouse, minor children, and Family Members who share the same household are considered to be “beneficially owned” by an Insider. Blackout period – A period during which Insiders and other specified persons are prohibited from trading in Univest’s securities. Different blackout periods apply according to the type of blackout being observed; see page two for a description of specific types of blackout periods. Equity Securities – Any stock or derivative securities such as stock options, warrants, convertible securities, stock appreciation rights, or similar rights with an exercise or conversion privilege at a price related to, or similar securities (including put and call options) with a value derived from, the value of Univest’s stock.

6 Family Members – This Insider Trading Policy applies to immediate family members residing with the Insider in the same household. It also applies to any family members who do not live in the household but whose transaction in Univest securities are directed by the Insider. Because an employee may be responsible for the transactions of these people, they should confer with the employee before trading in the securities to determine if a blackout period is in effect. Form 8-K – An SEC-required disclosure form used by public companies to disclose material corporate events, including changes in a company’s financial condition or results of operations; requires reporting of an event within four business days to the SEC, which is also posted on the Corporation’s website. Insider – The Corporation’s directors, executive officers designated by the Board of Directors, directors and certain officers of any subsidiary as designated by the Board of Directors, 10% holders, and other employees of the Corporation or its subsidiaries who are in possession of material, non-public information about the Corporation. Inside Information – Information obtained from within Univest or its subsidiaries and affiliates because of your special relationship with Univest, which is intended for a corporate purpose, such as corporate or subsidiary operations, financial information, expansion and acquisition plans. It includes all material, non-public information that affects the Corporation, its subsidiaries, or the market for Univest’s securities. Intentional – When the person making the disclosure either knows, or is reckless in not knowing, the information communicated is both material and non-public. Material Information – Information for which there is a substantial likelihood a reasonable shareholder would consider it important in making an investment decision or if it could affect the market price of the stock. The following items are some types of information or events that should be reviewed carefully to determine whether they are material, but it is not an exhaustive list: • earnings information • events that could result in restating financial information • pending or proposed mergers, acquisitions, tender offers or joint ventures • a pending or proposed acquisition or disposition of a significant asset • new products or services, or developments regarding customers or suppliers • changes in control or changes in executive management • change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report • events regarding the issuer’s securities (defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities) • impending bankruptcies or receiverships • regulatory actions, such as a cease and desist order or formal agreements • the gain or loss of a significant customer or supplier • beginning or settling a major lawsuit • material expansion plans If you are unsure whether information is material, you should consult the Corporate Secretary or Chief Financial Officer before making any decision to disclose such information (other than to

7 persons who need to know it) or to trade in or recommend securities to which that information relates. Non-public Information – Material information that has not yet been made public. Non-public information becomes public when it has been disclosed broadly to the marketplace, by a press release or an SEC filing, and the investing public has had time to absorb the information fully. Trading in Univest securities should not occur until the second full trading day after the applicable public announcement. Promptly – Means reasonably practicable but in no event after the later of 24 hours or the commencement of the next day’s trading on the Nasdaq Stock Market, after a senior official learns there has been a non- intentional disclosure. Selective Disclosure – When issuers release material, non-public information about a company to certain enumerated persons, such as securities analysts or holders of the issuer’s securities who may trade on the basis of the information before disclosing the information to the general public. This is prohibited by Regulation FD. Tipping – Providing material, non-public information to others; whether the information is proprietary about our Corporation or something that could have an impact on our stock price, you may not pass the information on to others, including Family Members. Penalties apply whether or not you derive any benefit from another’s actions. 10% Holders – A person that beneficially owns more than 10% of a class of equity securities. The Section 13(d) definition of beneficial ownership under the Securities Exchange Act is used to determine when status as a 10% holder has been attained. IV. Section 16 Reporting Requirements for Directors and Designated Executive Officers All Insiders are subject to the Section 16 reporting requirements of the Securities Exchange Act. To make sure a blackout period is not in effect and to assist Insiders in preventing violations of the Section 16 reporting provisions, the pre-clearance procedures described below have been established. These reporting requirements are the responsibility of the Insider; Univest will provide assistance with the filings. These pre-clearance procedures require that you notify the Corporate Secretary or the Chief Financial Officer of all transaction requests involving Univest securities at least two business days before the proposed transaction. In the absence of the Corporate Secretary and the Chief Financial Officer, such request should be submitted to the Finance and Accounting group. It is understood that any such requests submitted during a blackout period will not be approved until the blackout period has expired. If you are advised the Univest stock may not be traded, you may not engage in any trade, nor may you inform anyone else of the restriction. You must delay your trade request until the restrictions are no longer applicable. Certain exempt transactions also require reporting to the SEC at year-end on a “Form 5.” The types of transactions eligible for Form 5 reporting are limited; therefore, the need to pre-clear all transactions you may contemplate is essential in completing the proper filings within the required timeframes. These pre- clearance procedures also apply to Family Members.

8 Compliance with the Section 16 reporting requirements can only be accomplished by the timely receipt of your information required by this Insider Trading Policy. The consequences of a late filing or the failure to file required Section 16 reports can cause public embarrassment due to required disclosures (including identifying by name) in the proxy statement. There are also potential SEC enforcement actions for repeated violations and possible criminal penalties and SEC fines resulting for each filing day a violation exists. Imprisonment could result for willful violations. Preparation and Filing The Corporate Secretary, Chief Financial Officer or their designee will prepare each Form 4 (statement of changes in ownership) and Form 5 (annual statement of changes in ownership) on your behalf. A “Form 3” (initial report for all new insiders) has been filed for all current directors and designated executive officers. A “Power of Attorney” form that you have granted to the Corporation for this purpose may be used to assist in the Form 4 filing due to the short two-day filing window. In the event there is an error in the filing, an amendment may be filed. The filing of an amendment will not result in the initial filing being considered late, so no proxy disclosure or other penalties would apply. Filing obligations also apply to the receipt and exercise of stock options or the sale of the underlying stock following an option exercise. The Corporate Secretary, Chief Financial Officer or their designee will also assist in the proper filing of a Form 4 and Form 5 in these instances. All Forms 3, 4, and 5 must be filed with the SEC electronically, which are also posted to the Corporation’s website. A Form 5 is required to be filed within 45 days after the end of the Corporation’s fiscal year. It is Univest’s practice to file a Form 5 even if no Form 4 transactions occurred during the year. Trading Plans The limitations of the blackout periods do not apply to trading in Corporation securities pursuant to a “written plan for trading securities” provided that such plan was entered into prior to the commencement of the applicable blackout period, meets the requirements of SEC Rule 10b5-1 (including satisfaction of a cooling-off period and inclusion in the plan of certain certifications) and is approved in advance by the Corporation’s Board of Directors. Once the trading plan is pre-cleared, trades pursuant to the plan will not require additional pre-clearance. However, the trades must be accomplished in accordance with the plan’s specified dates, prices, and amounts of the contemplated trades or a formula established for determining dates, prices and amounts. Transactions made under a trading plan must be reported on the necessary Form 4. Trading plans may not be entered into when you are in possession of material, non- public information, nor during a blackout period. Trading plans should not be confused with “trading windows,” which are periods of time in which a company permits its insiders to buy and sell its securities. Certain information regarding the trading plan will be required to be disclosed in the Corporation’s SEC filings, including a description of the material terms of such trading plan. Pre-Clearance Procedures The following pre-clearance procedures have been developed in conjunction with Univest’s Insider Trading Policy. • Univest Stock Transactions - Contact the Corporate Secretary or Chief Financial Officer at least two business days prior to finalizing the stock transaction to determine if any blackout periods are in effect or if other considerations may apply regarding material, non-public information

9 - In the event the trade is delayed after being pre-cleared, the Corporate Secretary or Chief Financial Officer must be contacted again to pre-clear the transaction; we must know the actual day the transaction is consummated and the details of all transactions to allow for timely two-day SEC Form 4 reporting under the Section 16 reporting requirements • Transactions are defined to include: - Purchase or sale - Option exercise - Share withholding to pay taxes - Bona fide gifts - A loan or pledge or hedge - Any other transfer • Trading Plans - Notify the Corporate Secretary and the Chief Financial Officer prior to instituting a trading plan with a broker - Trading plans cannot be entered into when the insider is in possession of material, non-public information or during a blackout period - Assuming compliance with SEC Rule 10b5-1, no further pre-clearance is required at time of transactions if trading plan specifies: dates, prices, amounts of contemplated trades, or a formula incorporating the above items - Notify the Corporate Secretary and the Chief Financial Officer following instituting a trading plan so that the required public disclosure can be made in the Corporation’s SEC filings - Immediate reporting to the Corporate Secretary and the Chief Financial Officer is still necessary at the time when actual transactions occur under a trading plan – either by the insider or by the broker. The Corporate Secretary and the Chief Financial Officer will need the following information: ⇒ date of transaction ⇒ number of shares acquired or sold ⇒ the price per share ⇒ when acquired – if the shares are being issued as certificates, put into their DRIP, and if it is a broker transaction ⇒ if shares are sold – where they were taken from • Broker Interface Procedures. Brokers must be cognizant that the stock transaction involves timely reporting requirements and that trades cannot be executed during a blackout period. Brokers should be asked to report to the Insider, the Corporate Secretary and the Chief Financial Officer the details of every transaction involving Univest stock of Insiders – preferably by email at santanam@univest.net and richardsonb@univest.net. Each director, officer and employee is responsible for notifying any broker engaged by such director, officer or employee of this Insider Trading Policy and such director’s, officer’s or employee’s status as a Section 16 insider, to the extent applicable.

10 V. Insider Trading Policy Certification All individuals subject to this policy must certify their understanding in writing and return such certification to the Corporate Secretary. Questions regarding the policy and procedures, including reporting of policy violations, may be directed to the Corporate Secretary or the Chief Financial Officer. I have received and read the policy and procedures and fully understand my responsibility to comply with the Univest Insider Trading Policy during my association with or employment by Univest, including the pre-clearance procedures and the penalties outlined for an intentional violation of the policy. I further understand that if I am in possession of material, non-public information when my association with or employment by Univest terminates, I will continue to abide by the insider trading policy until that information has become public or is no longer material. Signature ____________________________________ Date _______________________________ Print Name ___________________________________